EXHIBIT 10.2

SECOND AMENDMENT TO LOAN DOCUMENTS

This Second Amendment to Loan Documents (this “Amendment”), dated to be effective as of July 6, 2024 (the “Effective Date”), irrespective of the actual date of execution, is by and among SSG Millbrook LLC, a New York limited liability company, SSG Clinton LLC, a New York limited liability company, SSG Fishers LLC, a Delaware limited liability company, SSG Lima LLC, a Delaware limited liability company, SSG WEST HENRIETTA LLC, a Delaware limited liability company (collectively, “Borrower”), GLOBAL SELF STORAGE, INC., a Maryland corporation (“Guarantor”), and THE HUNTINGTON NATIONAL BANK, successor by merger to TCF National Bank (“Lender”).

RECITALS

A.
Borrower obtained a loan from Lender (the “Loan”) pursuant to the terms of a Revolving Credit Loan Agreement dated December 20, 2018, as amended by a First Amendment to Loan Documents dated July 6, 2021 (together, the “Loan Agreement”). The Loan is evidenced by an Amended and Restated Promissory Note dated July 6, 2021 in the maximum principal amount of $15,000,000.00 (the “Note”) and secured by certain Mortgages encumbering the Property.
B.
Borrower’s obligations under the Loan Documents are guaranteed by Guarantor pursuant to an Amended and Restated Guaranty of Payment dated July 6, 2021 (the “Guaranty”).
C.
Borrower and Guarantor are also parties to an Environmental Indemnity Agreement dated December 20, 2018 with respect to the Property (the “Environmental Indemnity”).
D.
The Loan Agreement, the Note, the Mortgages, the Guaranty, the Environmental Indemnity, and all other documents evidencing, securing, or otherwise governing the Loan, as they may have been amended or modified, are referred to herein collectively as the “Loan Documents.”
E.
Borrower, Guarantor and Lender desire to modify the Loan on the terms and conditions set forth in this Amendment.

AGREEMENTS

In consideration of the mutual promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1.
TERMINOLOGY. The terms used in this Amendment shall have the same meanings as in the Loan Agreement, unless a different meaning is assigned herein or is required by the context hereof.

2.
AMENDMENTS TO LOAN DOCUMENTS. Upon satisfaction of all of the Conditions of Effectiveness (defined below), the following amendments shall take effect:
2.1
New Defined Terms. The following definitions are hereby added to Section 1.2 of the Loan Agreement:

“Capital Expenditures” means any expenditures or commitments to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Guarantor in accordance with GAAP.

“Corporate Leverage Ratio” means, on a consolidated basis, as of December 31 of each year, (a) the aggregate amount of Funded Debt divided by (b) Total Assets.

“Distributions” means, on a consolidated basis, any dividend, distribution, or other payment (whether in cash, securities, or other assets and including any sinking fund or similar deposit) in respect of the equity or ownership interests of Guarantor or on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such interest, or on account of any return of capital to Guarantor’s shareholders, partners, members, or other Persons with equivalent ownership interests.

“EBITDA” on a consolidated basis, the total of net income for such period, plus the following items to the extent deducted in determining net income for such period, (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses, (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), and (g) any losses realized from the disposition of assets outside the ordinary course of business minus, to the extent included in determining net income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing net income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of assets outside of the ordinary course of business, all as determined on a consolidated basis.

“Fixed Charge Coverage Ratio” means, on a consolidated basis, as of December 31 of each year, the ratio of (a) EBITDA minus Non-Financed Capital Expenditures minus cash taxes, minus cash Distributions, plus Lease/Rent Expense, to (b) the sum of (i) Interest Expense, plus (ii) scheduled principal payments on Funded Debt, plus (iv) Lease/Rent Expense.

“Funded Debt” means, on a consolidated basis, without duplication (a) all outstanding obligations for borrowed money, whether or not evidenced by notes, bonds, debentures or similar instruments, (b) all lease obligations, and (c) all obligations in respect of letters of credit, bankers’ acceptances and similar instruments.

“Interest Expense” means, on a consolidated basis, total interest expense, including the interest component of any payments in respect of capital lease obligations, capitalized or expensed during such period (whether or not actually paid during such period).

“Lease/Rent Expense” means the aggregate consolidated cash rental expenses of Guarantor determined in accordance with GAAP which are under leases of real estate or personal property (net of income from subleases thereof), whether or not such expenses are reflected as expenses on a consolidated income statement of Guarantor.

“Non-Financed Capital Expenditures” means Capital Expenditures to the extent not made using Indebtedness or cash on hand as of January 1 of the particular year in question.

“Total Assets” means, on a consolidated basis, the total dollar amount of assets of the Guarantor as reflected on its consolidated balance sheet as of December 31 which shall equal the sum of Guarantor’s total liabilities and stockholders’ equity.

2.2
Revised Defined Terms. The following definitions contained in Section 1.2 of the Loan Agreement, and all references to such terms in the other Loan Documents are hereby deleted in their entirety and replaced with the following:

“Applied Debt Service” means the payments of principal and interest that would be due and payable on the Loan during a twelve (12) month period, assuming required monthly principal and interest payments that would be necessary to fully amortize the full Loan Amount over a twenty-five year period at an interest rate per annum equal to the higher of (i) the Interest Rate (as defined in the Note) as such Interest Rate may be effectively lowered pursuant to the terms of any Swap Agreement then in effect, (ii) the Ten-Year Treasury Rate, plus two and one half percent (2.50%), or (iii) six percent (6.00%) per annum in effect on the date the Applied Debt Service is determined.

“Guarantor’s Financial Covenants” means the requirement that until the Loan is repaid in full:

(a) the Guarantor owns solely in its own name Liquid Assets having a value of not less than $1,000,000.00, determined semi-annually as of June 30 and December 31;

(b) the Guarantor maintains, on a consolidated basis, a Total Liabilities to Total Equity Ratio of not greater than 1.00 to 1.00, determined annually as of December 31;

(c) the Guarantor maintains, on a consolidated basis, an Interest Coverage Ratio of not less than 1.75 to 1.00, determined annually as of December 31 and for the twelve months then ended;

(d) the Guarantor maintains, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.40 to 1.00, determined annually as of December 31 and for the twelve months then ended; and

(e) the Guarantor maintains, on a consolidated basis, a Corporate Leverage Ratio equal to or less than sixty five percent (65%) determined annually as of December 31.

“Guaranty” means, collectively, all guaranties required pursuant to this Agreement and all guaranties pursuant to which any Person now or hereafter partially or fully guarantees the payment or performance of any Obligations to Lender under any Loan Document, and currently means the Second Amended and Restated Guaranty of Payment dated as of July 6, 2024 given by Guarantor in favor of Lender.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (j) all Swap Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Maturity Date” means July 6, 2027, unless the Maturity Date is extended to July 6, 2028 by Borrower in accordance with Section 2.14.

“Note” means that certain Second Amended and Restated Promissory Note in the stated aggregate principal amount of $15,000,000.00 dated as of July 6, 2024, made by Borrower and payable to the order of Lender, as the same may be amended, restated, modified or supplemented and in effect from time to time..

“Operating Revenues” means for any period for which the calculation thereof is being made, all revenues, including without limitation Rents, parking reserves, and tenant reimbursements for Operating Expenses, of a recurring nature, from the Property received by Borrower, determined on a cash basis, derived from the ownership, operation, use, leasing and occupancy of the Property during such period; however, that in no event shall Operating Revenues include (i) any Loan Proceeds; (ii) proceeds or payments under insurance policies (except proceeds of business interruption insurance); (iii) condemnation proceeds; (iv) any security deposits received from Tenants in the Property, unless and until the same are applied to rent or other obligations in accordance with the applicable Leases; or (v) any other extraordinary items as reasonably approved by the Lender.

“Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2.3
Loan Reduction. Section 2.7(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Notwithstanding anything to the contrary herein or in any of the other Loan Documents, if, on July 6, 2025 (the “First Reduction Date”), the Principal Balance is in excess of $14,750,000.00, Borrower shall, within five (5) days after notice from Lender sent following the First Reduction Date, make a payment to Lender or authorize Lender to make a withdrawal from Borrower’s account in an amount sufficient to reduce the Principal Balance to no more than $14,750,000.00. Thereafter, Loan Amount and Loan Proceeds shall not exceed $14,750,000.00. Notwithstanding anything to the contrary herein or in any of the other Loan Documents, if, on July 6, 2026 (the “Second Reduction Date”), the Principal Balance is in excess of $14,500,000.00, Borrower shall, within five (5) days after notice from Lender sent following the Second Reduction Date, make a payment to Lender or authorize Lender to make a withdrawal from Borrower’s account in an amount sufficient to reduce the Principal Balance to no more than $14,500,000.00. Thereafter, the Loan Amount and Loan Proceeds shall not exceed $14,500,000.00.”

2.4
Permitted Uses. Section 2.10(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Loan Proceeds may be used for the following lawful purposes, (i) to satisfy costs related to the acquisition of self-storage properties by any Guarantor subsidiary, including, but not limited to earnest money deposits, environmental reports, property condition reports, appraisals, attorney fees (associated with such acquisitions), and acquisition price (collectively “Self-Storage Property Acquisition Costs”), (ii) to satisfy construction costs incurred to (A) convert to self-storage any non-self storage portions of the Property and other real property owned by Guarantor’s wholly-owned subsidiaries, or (B) expand the Property (as further set forth in Section 11 below) and other real property owned by Guarantor’s wholly-owned subsidiaries, provided, however, that Loan Proceeds used for construction costs as set forth in this subsection (ii) shall not exceed fifty percent (50%) of the Loan Amount at any time, or (iii) to make equity contributions necessary to fulfill the co-invest requirements or pay organizational and transactional costs of any joint ventures entered into with respect to the acquisition of self-storage properties. Notwithstanding anything herein to the contrary, Loan Proceeds shall not be used to fund dividends, operating losses, stock buy-backs, executive or employee compensation, other capital maneuvers, or any other expenses not expressly permitted under this Section 2.10(a).”

2.5
Unused Facility Fees. A new Section 2.13 is hereby added to the Loan Agreement as follows:

“2.13 Unused Facility Fees. Borrower shall pay Lender an annual unused facility fee based on the daily average of the unadvanced amount of the Loan during the trailing twelve (12)-month period ending each June 30. The fee will be calculated at 0.25% per annum if the daily average of the unadvanced amount of the Loan during such trailing twelve (12)-month period was greater than fifty percent (50%), and will be calculated at 0.15% if the daily average of the unadvanced amount of the Loan during such trailing twelve (12)-month period was less than or equal to fifty percent (50%). This fee will be calculated by Lender and is due within ten (10) Business Days after each of June 30, 2025, June 30, 2026, June 30, 2027 and, if Borrower extends the maturity of the Loan in accordance with Section 2.14, June 30, 2028.

2.6
Extension Option. A new Section 2.14 is hereby added to the Loan Agreement as follows:

“2.14 Extension Option. Borrower shall have the right to extend the Maturity Date for twelve (12) months from July 6, 2027 to July 6, 2028 subject to fulfillment of the following conditions:

(a) Borrower shall have delivered to Lender a written request for the extension not less than sixty (60) nor more than one hundred twenty (120) days prior to the then current Maturity Date;

(b) No Event of Default shall have occurred and be continuing;

(c) Borrower shall have paid to Lender a non-refundable extension fee equal to $21,375.00;

(d) Lender shall have received prior to the effectiveness of the extension of the Maturity Date an updated Appraisal of the Property at Borrower’s cost reflecting the Loan Amount, as reduced pursuant to the next clause, is not more than fifty-five percent (55%) of the “as-is” value of the Property;

(e) The Loan Amount shall be reduced to $14,250,000.00 upon the effectiveness of the extension of the Maturity Date; and

(f) No later than the effectiveness of the extension of the Maturity Date, Borrower shall have entered into a Swap Agreement for at least fifty percent (50%) of the Loan Amount covering the period through and including the extended Maturity Date and containing such terms and conditions, and provided by a counterparty, acceptable to Lender in its reasonable discretion. If such Swap Agreement is not a Lender Swap Agreement, Borrower shall have its rights with respect to the Swap Agreement collaterally assigned to Lender in a form acceptable to Lender in its reasonable discretion.”

2.7
Borrower Right to Terminate. A new Section 2.15 is hereby added to the Loan Agreement as follows:

“2.15 Borrower Right to Terminate. Provided there is then no outstanding Principal Balance, Borrower may terminate this Agreement at any time effective upon not less than fifteen (15) calendar days’ prior written notice to Lender, which written notice shall set forth the effective date of the termination. Provided that Borrower has fully performed and indefeasibly paid in full all Obligations on or before the requested date of termination, excluding any unasserted contingent portion of the Obligations such as indemnification obligations, the Loan and the Loan Documents shall be considered terminated on the requested date of termination except for any portion of the Obligations and provisions of the Loan Documents which expressly survive termination, and Lender shall release and terminate its interest in all collateral securing the Loan. For avoidance of doubt, Borrower may not request an Advance from and after the date of the written notice of termination.”

2.8
Loan Disbursement. A new Section 4.1(g) is hereby added to the Loan Agreement as follows:

“(g) In no event shall the Principal Balance and the amount of the proposed Advance cause the Debt Service Coverage Ratio to be less than 1.35 to 1.00 as determined by Lender based on trailing twelve (12)-month NOI and Applied Debt Service.”

2.9
Project/Guarantor Accounts. Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.7 Borrower/Guarantor Accounts. Borrower and Guarantor shall establish and maintain their primary operating deposit and interest-bearing liquidity accounts, including Guarantor’s primary checking account, with the Lender (collectively, the “Lender Deposit Accounts”); provided that, any of the following shall not, under any circumstance, constitute a violation or breach of this Section: (a) Borrower or Guarantor maintaining or establishing ancillary accounts at other financial institutions or in the case of Borrower, accounts at other financial institutions for making deposits in situations where the Lender does not have a nearby physical location, and (b) the withdrawal from or use of funds in Lender Deposit Accounts by Borrower or Guarantor for any purpose (including, but not limited to (i) conducting its business operations, (ii) funding acquisitions, either directly or through joint ventures, and expansion projects, (iii) funding dividends, operating losses, stock buy-backs, executive or employee compensation, or other capital maneuvers, or (iv) as determined to be in the best interests of Guarantor’s stockholders pursuant to the good faith exercise of business judgment). For purposes of this Section 7.7, the term “primary” shall be defined as a majority of the cash and cash equivalents held by Guarantor and Borrower combined, excluding marketable securities.”

2.10
Limitations on Additional Indebtedness; Other Prohibited Transactions. Section 8.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

“8.6 Limitations on Additional Indebtedness; Other Prohibited Transactions. Borrower will not create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly or contingently in respect to, any Indebtedness other than the following: (a) Indebtedness owed to the Lender, and its Affiliates, including the Obligations under this Agreement, (b) Indebtedness owed under any Swap Agreement; (b) Indebtedness listed in the current financial statements of Borrower and any rearrangements, extensions or refinancings thereof which do not increase the amount thereof; and (c) Indebtedness in the form of accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) including accrued expenses which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.”

2.11
Loan Documents. Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Replacement Exhibit C to this Amendment.
2.12
Address. The notice address for all Loan Documents is hereby updated as follows:

To Lender: The Huntington National Bank

2655 Warrenville Road, Suite 100

Downers Grove, IL 60515

Attn: James Straka

With a copy to: Polsinelli PC

1401
Lawrence Street, Suite 2300

Denver, CO 80202

Attn: Michael Strand

To the Borrower: c/o Global Self Storage, Inc.

3814 Route 44

Millbrook, NY 12545

Attn: Mark C. Winmill

With a copy to: McCarter & English, LLP

825 Eighth Avenue

31st Floor

New York, NY 10019

Attn: Curtis B. Leitner and Howard M. Berkower

2.13
Events of Default. Section 10.1(u) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(u) The occurrence of a breach of the Debt Service Coverage Ratio requirements under Section 8.9, provided, however, that Borrower shall have a period of thirty (30) days after receiving notice of such breach from Lender to cure the breach by (i) agreeing to reduce the Loan Amount to an amount necessary to bring the Loan into compliance with the requirements of Section 8.9 hereof, which reduction shall be of no further force or effect upon Lender determining that the Debt Service Coverage Ratio is back in compliance with Section 8.9 based on a regular semi-annual determination, or (ii) depositing with Lender an amount that, if applied as a principal payment on the Loan, would bring the Loan into compliance with the requirements of Section 8.9 hereof, such deposit to be released by Lender after the next successful semi-annual test, or earlier, in Lender’s sole discretion, and until release such deposit shall serve as additional collateral for the Loan as described in Section 12.22; or”

3.
NEW NOTE. Concurrently herewith, Borrower will execute a Second Amended and Restated Promissory Note payable to Lender in the amount of $15,000,000.00 (the “New

Note”). Any and all references in the Loan Documents to the “Note” shall be and mean the New Note.
4.
NEW GUARANTY. Concurrently herewith, Guarantor will execute a Second Amended and Restated Guaranty of Payment for the benefit of Lender (the “New Guaranty”). Any and all references in the Loan Documents to the “Guaranty” shall be and mean the New Guaranty.
5.
AMENDMENTS TO MORTGAGES. Concurrently herewith, Borrower will execute a first or second, as applicable, amendment to each of the Mortgages, modifying those instruments to secure Borrower’s obligations under the Loan Documents, as amended hereby (the “Amendments to the Mortgages”).
6.
Conditions of effectiveness.
6.1
Notwithstanding its execution by all parties, the foregoing amendments shall become effective only upon satisfaction of all of the following “Conditions of Effectiveness”:
6.1.1
No Defaults. Borrower and Guarantor are in full compliance with all of their covenants and agreements under the Loan Documents, and there is no Default or Event of Default under the Loan Documents.
6.1.2
Modification Fee. Borrower shall have paid to Lender a modification and origination fee in the amount of $97,500.00.
6.1.3
Title Updates. Lender has obtained, at Borrower’s expense, such new title policy or modification, date down, or other endorsements to Lender’s existing Title Policy as Lender may require to insure the continued validity of each Mortgage and its first lien priority on the Property over all encumbrances other than the Permitted Encumbrances and other exceptions approved by Lender in writing. Borrower and Guarantor understand that the amendments set forth herein shall not be effective or binding upon Lender in any respect until the required policy or endorsements have been issued in a form satisfactory to Lender.
6.1.4
Certificates and Resolutions. Borrower and Guarantor shall have delivered to Lender certificates and resolutions executed by an appropriate representative certifying current organizational documents and authorizing the execution and delivery of the this Amendment, the New Note, the New Guaranty, the Amendments to the Mortgages and any and all documents necessary to effectuate this Amendment or otherwise required by Lender.
6.1.5
Good Standings. Borrower shall have delivered to Lender updated certificates of good standing for each Borrower and Guarantor from their respective states of formation and a certificate of good standing or existence for each Borrower from the state in which the Land owned by such Borrower is located.
6.1.6
Execution and Recording of Documents. Borrower and Guarantor, as applicable, have executed any and all documents necessary to effectuate this Amendment or otherwise reasonably required by Lender, including the Amendments to the Mortgages, the New Note, the New Guaranty, and such documents have been filed or recorded, where necessary.

6.1.7
Swap Agreement. Borrower shall have entered into a Swap Agreement for at least fifty percent (50%) of the Loan Amount covering the period through and including the Maturity Date and containing such terms and conditions, and provided by a counterparty, acceptable to Lender in its reasonable discretion. If such Swap Agreement is not a Lender Swap Agreement, Borrower shall have its rights with respect to the Swap Agreement collaterally assigned to Lender in a form acceptable to Lender in its reasonable discretion, which collateral assignment shall be considered one of the Loan Documents.
6.1.8
Environmental Questionnaires. Borrower shall have completed and submitted to Lender current environmental questionnaires with respect to the Property.
6.1.9
Appraisal. An “as is” Appraisal showing that the Loan Amount, as increased by this Amendment, does not exceed sixty percent (60%) of the “as-is” value of the Property.
6.1.10
Searches. Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering the Borrower and Guarantor and disclosing no matters objectionable to Lender.
6.1.11
Additional Documents. Such other papers and documents regarding Borrower, Guarantor and the Property as Lender may reasonably require.
6.2
The Conditions of Effectiveness are intended solely for Lender’s benefit and may, at Lender’s election and in its sole discretion be enforced, fully or partially waived, or transformed into covenants of Borrower to be performed following effectiveness of the foregoing amendments upon Lender’s subsequent written notice and demand.
7.
Lien Priority. The Property shall remain and continue in all respects subject to the Mortgage and nothing in this Amendment or done pursuant to this Amendment or the Amendments to the Mortgages shall affect or be construed to affect Lender’s first-lien priority with respect to the Property.
8.
REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor hereby acknowledge, represent, warrant, and agree as follows:
8.1
The Recitals set forth above are true and accurate.
8.2
Borrower is the fee simple owner of the Land, and Lender has not assumed, and does not hereby assume, control of the Land.
8.3
To the actual knowledge of Borrower and Guarantor, there is no Default or Event of Default under the Loan Documents.
8.4
All necessary steps required by Lender have been taken to perfect Lender’s interest in the Property as security for the Loan, and the Mortgages are, and shall continue to be, a first and paramount lien against the Property securing Borrower’s obligations under the Loan Documents, as amended hereby and by any related documents executed by Borrower in connection herewith. To the actual knowledge of Borrower and Guarantor, there are no liens, charges, or encumbrances against the Property that are now or may hereafter become prior to the Mortgages.
8.5
All information provided in Borrower’s most recent beneficial ownership certification is true, complete, and correct in all material respects as of the Effective Date.
8.6
All documents and other information requested by Lender from Borrower and Guarantor as a condition to entering into this Amendment are, to Borrower’s actual knowledge, true, complete, and accurate in all material respects.
8.7
The New Guaranty is and shall remain fully binding and enforceable in accordance with its terms as to Borrower’s obligations under the Loan, as amended hereby. Guarantor’s obligations under the New Guaranty are and shall continue to be entirely separate and independent from the obligations of Borrower under the Loan Documents.
8.8
Borrower and Guarantor acknowledge that Lender is relying on the warranties, representations, releases, and agreements of Borrower and Guarantor in this Amendment, and would not enter into this Amendment or agree to modify the Loan Documents without such warranties, representations, releases, and agreements.
9.
RELEASE. Borrower and Guarantor agree that Lender has not breached any of its obligations under the Loan Documents, and Borrower and Guarantor have no claims against Lender, its predecessors, successors, assigns, or participants, or any of their officers, directors, agents, employees, and other affiliates (collectively, the “Released Parties”) for fraud, misrepresentation, lender misconduct, lender liability, breach of alleged fiduciary duty, or other tort or wrongdoing. Borrower and Guarantor hereby release and forever discharge the Released Parties of and from any and all claims, causes of action, rights of offset, and rights to damages that Borrower or Guarantor has or may have, or may be entitled to assert, against the Released Parties for any reason whatsoever by reason of any actions, events, or occurrences prior to the date of this Amendment, except for Borrower’s rights to enforce Lender’s further obligations under the Loan Documents, as amended hereby. The provisions, waivers, and releases set forth in this section are binding upon Borrower and Guarantor and their respective agents, employees, representatives, officers, directors, partners, members, joint venturers, affiliates, assigns, heirs, successors-in-interest and shareholders. Neither Borrower nor Guarantor have any claims, defenses, counterclaims, or rights of offset against any of the Released Parties arising out of or in any way connected with the Loan.
10.
Payment of Lender’s Expenses. In addition to Borrower’s payment of the modification fee set forth above, Borrower agrees to reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with the drafting, negotiation, execution, and delivery of this Amendment and all related documents, including, without limitation, reasonable attorneys’ fees and costs incurred by Lender, premiums for any endorsements to Lender’s existing Title Policy, Appraisal fees, recording charges, escrow fees, and any other reasonable costs.
11.
Effect on Loan Documents. This Amendment shall be sufficient to serve as an amendment to all of the Loan Documents, as appropriate. This Amendment supersedes and shall control over any inconsistent provisions of the Loan Documents, or any previous extensions or other amendments of the Loan Documents. Except as amended herein, the Loan Documents shall remain in full force and effect as written, and the provisions of the Loan Documents shall remain unaffected, unchanged, and unimpaired hereby.
12.
AUTHORIZATION/BINDing Effect. Each of Borrower and Guarantor warrants and represents that the execution and delivery of this Amendment by Borrower and Guarantor, respectively, was duly authorized by all individuals or entities whose authorization was required for this Amendment to be effective. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.
13.
Applicable Law. This Amendment shall be construed in all respects and enforced according to the laws of the State of Illinois, without regard to that state’s choice of law rules.
14.
WAIVER OF CONSEQUENTIAL DAMAGES. To the fullest extent permitted by applicable law, no Party shall assert, and each Party hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
15.
COUNTERPARTS. The parties may execute this Amendment in any number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Amendment as of the day and year first above written.

BORROWER:

SSG Millbrook LLC,

a New York limited liability company

By: /s/ Donald Klimoski II

Name: Donald Klimoski II

Title: General Counsel

SSG CLINTON LLC,

a New York limited liability company

By: /s/ Donald Klimoski II

Name: Donald Klimoski II

Title: General Counsel

SSG FISHERS LLC,

a Delaware limited liability company

By: /s/ Donald Klimoski II

Name: Donald Klimoski II

Title: General Counsel

SSG LIMA LLC,

a Delaware limited liability company

By: /s/ Donald Klimoski II

Name: Donald Klimoski II

Title: General Counsel

SSG West HENRIETTA LLC,

a Delaware limited liability company

By: /s/ Donald Klimoski II

(Signature Page to Second Amendment to Loan Documents)

Name: Donald Klimoski II

Title: General Counsel

GUARANTOR:

global self storage, inc.,

a Maryland corporation

By: /s/ Donald Klimoski II

Name: Donald Klimoski II

Title: General Counsel

(Signatures continue on the following page)

(Signature Page to Second Amendment to Loan Documents)

LENDER:

THE HUNTINGTON NATIONAL BANK,

successor by merger to TCF National Bank

By: /s/James Straka
James Straka, Vice President

(End of signatures)

(Signature Page to Second Amendment to Loan Documents)

REPLACEMENT EXHIBIT C

LOAN DOCUMENTS

[Intentionally Omitted]

Replacement Exhibit C